QEP RESOURCES, INC.
2018 LONG-TERM INCENTIVE PLAN

DEFERRED SHARE AWARD AGREEMENT

THIS DEFERRED SHARE AWARD AGREEMENT (the “Agreement”) is made as of _______________________ (the “Effective Date”), between QEP Resources, Inc., a Delaware corporation (the “Company”), and ________________ (“Grantee”). Terms not defined herein shall have the meanings ascribed to them in the QEP Resources, Inc. 2018 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”).

1.    Grant of Deferred Shares. Subject to the terms and conditions of this Agreement, the Plan and the QEP Resources, Inc. Deferred Compensation Plan for Directors (the “Deferral Plan”), for good and valuable consideration, on the Effective Date, the Company hereby grants to Grantee the right to receive ________ shares of the Company’s Common Stock, $.01 par value (the “Deferred Shares”). The Grantee has previously elected to defer receipt of the Deferred Shares in accordance with the terms of the Deferral Plan. For the avoidance of doubt, the Deferred Shares shall constitute “Phantom Stock” pursuant to the terms of the Deferral Plan and shall become a part of the Grantee’s Equity Compensation Sub-Account pursuant to Section 5.3 of the Deferral Plan This Agreement is intended to constitute a “Phantom Stock Agreement” for purposes of the Deferral Plan.

2.    Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Deferred Shares shall vest and become non-forfeitable, subject to the terms of the Deferral Plan, on March 5 of the year following the date of grant. If the Vesting Date falls on a day when the New York Stock Exchange (NYSE) is closed, the Vesting Date will occur on the next day that the NYSE is open. In the event that the Vesting Date falls on a day when trading in the Common Stock has been suspended, the Vesting Date will occur on the next full day after trading resumes.

3.     Payment. Except as otherwise provided herein or under the Deferral Plan, all amounts attributable to vested Deferred Shares shall be paid or distributed to the Grantee in accordance with the terms of the deferral election previously made by the Grantee with respect to the Deferred Shares under the Deferral Plan, and otherwise in accordance with the terms of the Deferral Plan.

4.    Termination of Service; Forfeiture of Deferred Shares.

(a) Death, Disability, Retirement or Failure to be Renominated. If Grantee
ceases to be a member of the Board on account of death, Disability, mandatory retirement at age 75, or failure to be renominated for any reason (including at Grantee’s or the Company’s request) other than failure to adequately perform his or her duties as a member of the Board, the Deferred Shares, to the extent not yet vested, shall vest in full and shall become non-forfeitable, subject to the terms of the Deferral Plan.

(b) Other Terminations. Except as provided in Section 4(a) above or in
Section 5 below, if Grantee’s directorship with the Company terminates for any reason, Grantee shall forfeit all Deferred Shares (and any earnings and dividends attributable thereto) that are not yet vested at the time of such termination in accordance with Section 5.3(a)(ii) of the Deferral Plan.

5.    Change in Control. Upon a Change in Control, the Deferred Shares shall become 100% vested and all amounts attributable to the Deferred Shares shall be paid or distributed to the Grantee in accordance with Section 6.2 of the Deferral Plan.

6.    No Transfer. The Deferred Shares are subject to Section 11.3 of the Deferral Plan and may not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except as otherwise permitted under the Deferral Plan.

7.    No Rights as a Stockholder. Unless and until any actual shares of Common Stock are distributed to the Grantee pursuant to the terms of this Agreement and the Deferral Plan, the Grantee shall have no voting or other rights as a stockholder of the Company with respect to the Deferred Shares.

8.    Adjustments.

(a) Adjustment by Merger, Stock Split, Stock Dividend, Etc. Subject to the terms of the Deferral Plan, if the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each Deferred Share, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.
(b) Other Distributions and Changes in the Stock. Subject to the terms of the Deferral Plan, in the event there shall be any other change affecting the number or kind of the outstanding shares of the Common Stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the Deferred Shares, an adjustment shall be made in accordance with such determination.
(c) General Adjustment Rules. All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Fractional shares resulting from any adjustment to the Deferred Shares pursuant to this Section 8 may be settled as the Committee shall determine, subject to the terms of the Deferral Plan. Notice of any adjustment shall be given to Grantee.

(d) Reservation of Rights. The issuance of Deferred Shares shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

9.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Grantee, to his or her address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

10. Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Grantee, and as approved by the Committee. Notwithstanding any provision in this Agreement to the contrary, including Section 11, an amendment to the Plan that would materially and adversely affect Grantee’s rights with respect to the award of Deferred Shares granted hereunder will not be effective with respect to such award.

11.    Relationship to Plan and Deferral Plan. This Agreement shall not alter the terms of the Plan or the Deferral Plan. If there is a conflict between the terms of the Plan or the Deferral Plan and the terms of this Agreement, the terms of the Plan or the Deferral Plan, as applicable, shall prevail.

12.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13.    Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan and the Deferral Plan.

14.    Entire Agreement; Binding Effect. Once accepted, this Agreement, the terms and conditions of the Plan, and the award of Deferred Shares set forth herein, constitute the entire agreement between Grantee and the Company governing such award of Deferred Shares, and shall be binding upon and inure to the benefit of the Company and to Grantee and to the Company’s and Grantee’s respective heirs, executors, administrators, legal representatives, successors and assigns.

15.    No Rights to Continued Service as a Director. Nothing contained in this Agreement shall be construed as giving Grantee any right to be retained as a member of the Board and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to the Deferred Shares.

16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTEE                     QEP RESOURCES, INC.

[NAME]

by
[NAME]
[TITLE]

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